UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

TERRAN ORBITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40170	98-1572314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6800 Broken Sound Parkway NW, Suite 200
Boca Raton, Florida 33487
(Address of Principal Executive Offices)
(561) 988-1704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LLAP	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on August 15, 2024, Terran Orbital Corporation (“Terran” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lockheed Martin Corporation, a Maryland corporation (“Lockheed Martin” or “Parent”), and Tholian Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Terran (the “Merger”), with Terran continuing as the surviving corporation (the “Surviving Corporation”) of the Merger and a wholly owned subsidiary of Parent.

In connection with the Merger, Terran filed a definitive proxy statement (the “Proxy Statement” or the “Merger Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on October 4, 2024 and a Preliminary Proxy Statement (the “Preliminary Proxy”) on September 9, 2024. As is common in transactions of this type, since the filing of the Preliminary Proxy, Terran has received several demand letters (collectively, the “Demand Letters”) from purported stockholders of Terran with respect to the proposed Merger that generally allege that the disclosures contained in the Preliminary Proxy or Proxy Statement are deficient and demand that certain corrective disclosures be made and in some cases make a demand for certain books and records of Terran related to the Merger. In addition, purported stockholders have threatened several lawsuits related to the Merger. Two lawsuits, John Knisely v. Terran Orbital Corporation, et al., No. 1:24-cv-07143 (S.D.N.Y.) and Michael Lewitter v. Terran Orbital Corporation, et al., No. 9:24-cv-81191 (S.D. Fla.), have been filed in federal court. The Kniselycomplaint alleges in applicable part that the preliminary proxy statement filed with the SEC in connection with the Merger on September 9, 2024 is materially incomplete and misleading by allegedly failing to disclose or misrepresenting certain purportedly material information in violation of Section 14(a) of the Securities Exchange Act of 1934, as amended. The Lewitter complaint alleges that Terran made materially false and misleading statements in the period between August 15, 2023, and August 14, 2024, regarding Terran’s business, operations, and prospects. Two additional lawsuits has been filed in New York state court, Lewis v. Terran Orbital Corporation, et al., No. 241009-56 and Collins v. Terran Orbital Corporation, et al., No. 241011-42, which both allege common law negligence and negligent misrepresentation in relation to the Merger, and state that they seek to enjoin the Merger and/or recover damages.

Terran believes that the claims made in the stockholder demands and lawsuits referenced above are without merit and no supplemental disclosures are required under applicable law. However, including to eliminate the burden, expense, and uncertainties inherent in such litigation, and without admitting any liability or wrongdoing, Terran is voluntarily making certain supplemental disclosures to the Proxy Statement, set forth below. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. Terran specifically denies all allegations in the relevant complaints, including that any additional disclosure was or is required.

The supplemental disclosures contained below should be read in conjunction with the Proxy Statement, which is available on the website maintained by the SEC at www.sec.gov, along with the periodic reports and other information Terran files with the SEC. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

Supplemental Proxy Statement Disclosures

All paragraph headings and page references in the information below are references to paragraphs and pages in the Proxy Statement, and the terms used below have the meanings set forth in the Proxy Statement. For clarity, new text within restated paragraphs from the Proxy Statement is highlighted with bold, underlined text, and deleted text within restated paragraphs from the Proxy Statement is highlighted with ~~strikethrough text~~.

Background of the Merger

The 12thparagraph under the caption “Background of the Merger” on page 34 of the Proxy Statement is amended and restated as follows:

The Board met again on August 3, 2023. At this meeting, Mr. Bell provided an update on management’s communications with certain private equity firms. He also discussed potential financing transactions that were being explored. He noted that the magnitude of the Company’s cash needs was due in part to a major Company program being put on hold by the customer (which customer was not Lockheed Martin or Rivada), delaying a large initial payment that was expected when the program began. Gary Hobart, Chief Financial Officer of the Company at that time, provided an overview of the Company’s cash requirements, noting that delays in receiving collections on existing and new expected contract awards may result in the Company going into a negative cash position in the coming months, which may necessitate pursuing a capital raise. During this discussion, the Board discussed engaging Jefferies LLC, which we refer to as “Jefferies,” for advisory services associated with strategic alternatives to a capital raise. ~~Jefferies previously advised the Company on other matters, including the issuance of the Convertible Notes to Lockheed Martin in October 2022.~~ Jefferies and its affiliates in the past have provided, currently are providing, and in the future may provide certain financial advisory or financing services to the Company and/or certain of its affiliates unrelated to the merger, for which services Jefferies and its affiliates have received and may receive compensation. During the approximate two years prior to October 4, 2024, Jefferies received fees in the aggregate amount of approximately $2.0 million from the Company in connection with Jefferies’ role in connection with the issuance of the Convertible Notes and warrants to Lockheed Martin in October 2022. Although Jefferies and its affiliates had not provided financial advisory or financing services to Lockheed Martin during the approximate two-year period prior to October 4, 2024 for which Jefferies and its affiliates have received compensation, Jefferies and its affiliates in the future ordinary course of business may provide or offer to provide such services to Lockheed Martin and/or its affiliates or portfolio companies, as the case may be, for which services Jefferies and/or its affiliates would expect to receive compensation. In the ordinary course of its business, Jefferies and its affiliates may trade or hold securities of the Company or Lockheed Martin and/or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities.

The 14thparagraph under the caption “Background of the Merger” on page 34 of the Proxy Statement is amended and restated as follows:

Pursuant to the engagement letter dated as of ~~On~~ August 11, 2023, ~~the Company executed an engagement letter with Jefferies to provide transaction advisory services with respect to a strategic review process, which could include an investment, sale of the Company, “take private” transaction or an alternative strategic relationship.~~, Jefferies was engaged by Terran to act as financial advisor in connection with the merger. Pursuant to Jefferies’ engagement as financial advisor to the Company, the Company has agreed to pay Jefferies for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $4.5 million, which is payable contingent upon consummation of the merger. In addition, the Company agreed to reimburse Jefferies for expenses incurred in connection with Jefferies’ engagement and to indemnify Jefferies and related parties against certain liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement. Jefferies was selected as a financial advisor to the Company in connection with the merger because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions and based on its familiarity with the Company and the industry in which the Company operates. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

The 22ndparagraph under the caption “Background of the Merger” on page 35 of the Proxy Statement is amended and restated as follows:

On December 19, 2023, the Board held a special meeting concerning the strategic review process. Greg Valentine from Jefferies provided an update on behalf of Jefferies. He indicated that in the prior few weeks, Jefferies had contacted 81 different parties concerning an acquisition of the Company or an alternative strategic transaction. Mr. Valentine noted 33 parties had entered into non-disclosure agreements, which we refer to “NDAs,” and received additional Company financial information as of that time. 25 of the NDAs contained a standstill provision that included a “don’t ask, don’t waive” (DADW) provision, each of which NDAs provide for such DADW provision to be waived upon the Company entering into a definitive merger agreement, and have expiration dates ranging from October 26, 2024 to June 6, 2025. This process had resulted in six potential bidders who Jefferies expected to move to a second round. He described the remaining six potential bidders, which included Lockheed Martin and five other companies – Company A, B, C, D and E. Despite a deadline of December 14, 2023, to provide indications of interest, no formal indications of interest had been received. In order to maintain interest, Jefferies extended the time to provide indications of interest to the six interested companies, one of which had entered the process late and another that had yet to execute an NDA. Two of the interested parties had been delayed in completing their due diligence process to arrive at a formal indication of interest and so were provided extensions. Additionally, three of the other interested parties had completed very limited or no due diligence efforts up until that point and were subsequently provided extensions. Mr. Valentine also noted that the Company’s recent public disclosure of its strategic review process in the Current Report on Form 8-K filed with the SEC on December 11, 2023 had not resulted in additional interest from any parties that Jefferies had not already contacted or resulted in any new parties contacting Jefferies.

Opinion of Lincoln International LLC

The sub-section under the caption “Discounted Cash Flow Analysis” in the section entitled “Opinion of Lincoln International LLC— Summary of Lincoln’s Financial Analysis” on page 54 of the Proxy Statement is amended and restated as follows:

Lincoln performed a discounted cash flow analysis of the Company. A discounted cash flow analysis is a valuation methodology used to derive an intrinsic valuation of a company by calculating the present value of its estimated future cash flows. Lincoln performed a discounted cash flow analysis of the projected unlevered free cash flows of the Company for the fiscal years 2024 through 2028. Lincoln defined “free cash flow” as cash generated by the Company that is available either to reinvest, service debt, or distribute to security holders. The discounted cash flow analysis was used to determine the net present value of projected unlevered free cash flows utilizing an estimate of the Company’s weighted average cost of capital deemed appropriate for the discount rate. For purposes of its discounted cash flow analysis, Lincoln utilized and relied upon the Financial Projections, which provided a financial forecast for the fiscal years 2024 through 2028 assuming a fully funded business plan, and other financial information provided by management of the Company. For further information regarding the Financial Projections, see “Certain Prospective Financial Information.”

Lincoln calculated the Company’s projected unlevered free cash flows by taking Adjusted EBITDA, subtracting tax depreciation and amortization, subtracting estimated taxes using a 27.7% tax rate, adding back tax depreciation and amortization, and subtracting capital expenditures and changes in net working capital and net contract assets. Lincoln determined the net present value of the projected unlevered free cash flows using a range of weighted average cost of capital of 21.0% to 23.0%. As inputs to the weighted average cost of capital, Lincoln took into account, among other things, equity risk premium, size premium, beta, risk-free rate, estimated tax rate as provided by management of the Company, and the application of Lincoln’s professional judgment and experience.Lincoln’s selected range of discount rates for the Company was based on the application of Lincoln’s professional judgment and experience, and was calculated using a capital asset pricing model and information derived from the selected comparable public companies. Lincoln calculated a range of terminal values of $744 million to $910 million using an exit EBITDA multiple range of 9.0x to 11.0x on 2028 projected Adjusted EBITDA. The exit EBITDA multiple range was based on the companies and transactions selected in the “—Selected Public Companies Analysis” and “—Selected M&A Transactions Analysis,” discussed below.

Based on these assumptions, Lincoln’s discounted cash flow analysis indicated an estimated enterprise value range for the Company of $355 million to $450 million.

The 2ndparagraph under the caption “Summary of Analysis” of the section entitled “Opinion of Lincoln International LLC” on page 57 of the Proxy Statement is amended and restated as follows:

Lincoln then calculated ranges of indicated aggregate equity values of the Company by adding the present value of net operating loss tax benefits, which ranged from $37 million to $39 million, adding cash and cash equivalents in the amount of $31 million, and subtracting (i) total debt and ~~debt like items~~accrued interest in the amount of $319 million, (ii) the redemption liability related to the FP combination warrants in the amount of $25 million and (iii) ~~the~~anet working capital deficit in the amount of $85 million, which was calculated based on the net present value of the difference between the actual and normalized changes in Net Contract Assets with such normalized Net Contract Assets estimated to be 30% of revenue based on input from management of the Company, resulting in ranges of indicated aggregate equity values of $0 million to $91 million derived from the discounted cash flow analysis and $0 million to $76 million derived from the selected public companies / selected M&A transactions analyses.

The second sentence under the caption “Miscellaneous” of the section entitled “Opinion of Lincoln International LLC” on page 58 of the Proxy Statement is amended and restated as follows:

Lincoln received customary fees from the Company for its services, in the amount of $750,000, of which ~~a portion~~$375,000 was payable upon Lincoln’s retention, and ~~the balance of which~~$375,000 was payable upon Lincoln having informed the Board that Lincoln was prepared to render the Opinion.

Certain Prospective Financial Information

The 6thparagraph under the caption “Certain Prospective Financial Information” on page 59 of the Proxy Statement is amended and restated as follows:

Certain of the Financial Projections (including Adjusted Gross Profit, Free Cash Flowand Adjusted EBITDA) are or may be considered non-GAAP financial measures. There are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction such as the merger are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Therefore, no reconciliation of non-GAAP financial measures in the Financial Projections to GAAP measures was created or used in connection with preparing the Financial Projections and no such reconciliation of non-GAAP financial measures in the Financial Projections to GAAP measures was relied upon by the Board or Lincoln in connection with their respective evaluations of the merger.

The 8thparagraph and accompanying chart under the caption “Certain Prospective Financial Information” on pages 59 and 60 of the Proxy Statement is amended and restated as follows:

The following is a summary of the Financial Projections (which summary is not included in this proxy statement to induce any Company stockholder to vote in favor of approving the merger agreement proposal or approving any other proposals to be voted on at the special meeting):

(Dollars in millions)	2024E	2025E	2026E	2027E	2028E
Revenue	$220	$540	$592	$652	$715
Adjusted Gross Profit (1)	$32	$113	$129	$188	$212
Adjusted EBITDA (2)	($81)	($3)	$8	$63	$83
Free Cash Flow(4)	($46)(5)	$64	($15)	$47	$63
Capital Expenditures	($8)	($20)	($16)	($11)	($4)
Net Working Capital (3)	$65	$71	$93	$102	$114
Contract Assets	$5	$5	$83	$1	$1
Contract Liabilities	130	79	139	195	216
Net Contract Assets	($125)	($74)	($57)	($193)	($215)
(1)
Adjusted Gross Profit is defined as gross profit or loss adjusted for (i) share-based compensation expense included in cost of sales and (ii) depreciation and amortization included in cost of sales.
(2)
Solely for purposes of the Financial Projections, Adjusted EBITDA is defined as net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, (iv) loss on extinguishment of debt, (v) change in fair value of warrant and derivative liabilities, and (vi) other non-recurring and/or non-cash items~~,~~ (other than ~~and includes~~share-based compensation expense).
(3)
Solely for purposes of the Financial Projections, Net Working Capital excludes contract assets and contract liabilities.
(4)
Solely for purposes of Lincoln’s discounted cash flow (DCF) analysis, free cash flow is defined as net operating profit after tax, plus depreciation and amortization, minus capital expenditures, plus or minus changes in net working capital, plus or minus changes in net contract assets and liabilities (subject to Lincoln’s normalization of net contract assets through the period of the management projections) and plus or minus changes in other cash flows.
(5)
This estimated amount only reflects the stub period from July 1, 2024 through December 31, 2024.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Terran by Lockheed Martin. In connection with the proposed transaction, Terran filed the Proxy Statement with the SEC on October 4, 2024. On or about October 4, 2024, Terran commenced mailing the Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. STOCKHOLDERS OF TERRAN ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TERRAN FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement, the preliminary proxy statement filed in connection with the proposed transaction, and any other documents filed or will be filed by Terran with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at Terran’s website at www.terranorbital.com.

Participants in the Solicitation

Terran, Lockheed Martin and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Terran’s stockholders with respect to the proposed transaction. Information regarding the identity of participants in the solicitation of proxies, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. Additional information about Terran’s directors and executive officers and their ownership of Terran common stock is set forth in Terran’s definitive proxy statement for its 2024 annual meeting of stockholders filed with the SEC on April 10, 2024, under “Board of Directors and Corporate Governance,” “Executive Officers,” and “Executive Compensation” and the Merger Proxy Statement under “Security Ownership of Certain Beneficial Owners and Management.” To the extent that holdings of Terran’s securities by directors and executive officers have changed since the amounts disclosed in the Merger Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Changes in Ownership on Form 4 filed with the SEC. Information about Lockheed Martin’s directors and executive officers is set forth in Lockheed Martin’s definitive proxy statement for its 2024 annual meeting of stockholders filed with the SEC on March 15, 2024 (the “Lockheed Martin 2024 Proxy Statement”), under “Director Nominees,” “Executive Compensation,” and “Security Ownership of Management and Certain Beneficial Owners.” To the extent holdings of Lockheed Martin’s securities by directors and executive officers have changed since the amounts disclosed in the Lockheed Martin 2024 Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Changes in Ownership on Form 4 filed with the SEC. You can obtain free copies of these documents at the SEC’s website at www.sec.gov or by accessing the respective companies’ websites at www.terranorbital.com (Terran) and www.lockheedmartin.com (Lockheed Martin).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION

Date:	October 21, 2024	By:	/s/ Marc Bell
Marc Bell Chairman and CEO